Exhibit 10.3a

FIRST AMENDMENT TO REAL ESTATE EXCHANGE AGREEMENT

                                                                                                THIS FIRST AMENDMENT TO REAL ESTATE EXCHANGE AGREEMENT (this “First Amendment”) is entered into as of the 9th day of July, 2003 by and between DP INDUSTRIAL, LLC (“DP”), and ILLINOIS RIVER ENERGY, L.L.C. (“IRE”).

BACKGROUND

                                                A.                                   DP and IRE entered into a Real Estate Exchange Agreement dated as of April 29, 2003 (the “Exchange Agreement”), relating to the exchange of certain land located in Ogle County, Illinois, as more particularly described in the Exchange Agreement (all of the land involved with such exchange shall be collectively referred to herein as the “Property”).

                                                B.                                     DP and IRE desire to amend the Exchange Agreement as set forth below.

                                                NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DP and IRE hereby agree that:

TERMS

1.                                       DEFINED TERMS.  All capitalized terms utilized but not defined in this First Amendment shall have the meanings ascribed to them in the Exchange Agreement.

2.                                       CLOSING DATE.  The references to “June 30, 2003” in Section 9 of the Exchange Agreement are hereby changed to “July 18, 2003, or such later date as may be reasonably agreed upon by DP and IRE”.

3.                                       DP ANNEXATION PERIOD.  The DP Annexation Period is hereby extended to July 14, 2003.

4.                                       IRE ANNEXATION PERIOD.  The IRE Annexation Period is hereby extended to July 14, 2003.

5.                                       ASSIGNMENT.  IRE acknowledges that IRE has assigned the IRE Sale Agreements (but not the Exchange Agreement) to James D. Carmichael, an investor with IRE, or any estate planning trust of James D. Carmichael or his spouse (the “Purchasing Party”; IRE, DP and the Purchasing Party may be hereinafter collectively referred to as the “Parties”).  IRE represents and warrants that pursuant to an agreement with the Purchasing Party, IRE has the right to acquire the Property to effectuate the exchange described in the Exchange Agreement (as amended hereby).  By execution hereof, the Parties acknowledge and agree that the Property is encumbered by the Exchange Agreement (as amended hereby), but that although DP’s ROFR (as defined in Section 26) applies to the Property, DP acknowledges that DP’s ROFR shall not apply to the assignment of IRE’s option agreements or contracts for the Property to the Purchasing Party or a conveyance from the Purchasing Party to IRE.  DP acknowledges that the purchase of the Property by the Purchasing Party for the purposes of effectuating the exchange of property contemplated by the Exchange Agreement shall qualify as IRE purchasing such property.

6.                                       Conditions to Exchange.  IRE confirms that all conditions to IRE obligations set forth in the Exchange Agreement have been satisfied except for the conditions relating to (i) DP Industrial entering into the DP Annexation Agreement with the City before the expiration of the DP Annexation Period, (ii) IRE finalizing the IRE Annexation Agreement with the City, (iii) the subsequent payment to IRE of the funds described in Section 5 of the Exchange Agreement, (iv) DP’s closing delivery obligations described in Section  12(b) of the Exchange Agreement, and (v) the Title Company issuing to IRE the IRE Title Policy.  Pursuant to the Exchange Agreement, the form of the DP Annexation Agreement is subject to IRE’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed.  IRE hereby approves the form of the July 2, 2003 DP Annexation Agreement distributed to IRE’s counsel Charles Cole on July 2, 2003.  IRE also hereby approves the form of the Rider to the DP Annexation Agreement distributed to the City and DP’s counsel by IRE’s counsel Charles Cole on July 2, 2003.  As long as the City approves the DP Annexation Agreement and Rider to DP Annexation Agreement in form substantially similar to the drafts referenced above, IRE will approve the DP Annexation Agreement and Rider to the DP Annexation Agreement.  Pursuant to the Exchange Agreement, the form of the IRE Annexation Agreement is subject to DP’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed.  DP hereby approves the form of the IRE Annexation Agreement (less the exhibits thereto) distributed to DP’s counsel Brian Sedlak on  July 11, 2003.  DP also hereby approves the form of the Rider to the IRE Annexation Agreement distributed to the City and IRE’s counsel on July 11, 2003.  As long as the City approves the IRE Annexation Agreement and Rider to IRE Annexation Agreement in form substantially similar to the drafts referenced above, DP will approve the IRE Annexation Agreement and Rider to the IRE Annexation Agreement; provided, however, in the event the Exchange Agreement expires or terminates and DP acquires any portion of the property described in the DP Sale Agreements and the Purchasing Party or IRE purchases any portion of the Property and constructs an ethanol plant on the Property, the benefits and burdens on the Property set forth in Section 31 of the Exchange Agreement shall apply to the Property even after such termination.

7.                                       FULL FORCE AND EFFECT.  DP and IRE acknowledge and agree that the Exchange Agreement, as modified by this First Amendment, remains in full force and effect in accordance with its terms.  DP and IRE hereby ratify the Exchange Agreement (as amended hereby) and agree to be bound by the terms and provisions of the Exchange Agreement (as amended hereby).  This Amendment shall be binding upon DP and IRE upon the execution of this Amendment by DP and IRE without the execution by Purchasing Party, however, IRE shall use all reasonable efforts to obtain Purchasing Party's signature as soon as possible.

8.                                       SURVIVAL.  The obligations, agreements, and representations in this Amendment shall survive the closing or expiration or termination of the Exchange Agreement.

9.                                       COUNTERPARTS.   This First Amendment may be executed in counterparts and all such counterparts shall constitute one agreement binding upon all the parties.

10.                                 FACSIMILE.   This First Amendment transmitted by via facsimile shall be treated in all manner and respects as an original document and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document.

[SIGNATURE PAGE FOLLOWS]

                                                                                                IN WITNESS WHEREOF, authorized representatives of DP and IRE have executed and delivered this First Amendment as of the date first above written.

IRE:

ILLINOIS RIVER ENERGY, L.L.C.

By:	/s/ Floyd Schultz
Name:	Floyd Schultz
Title:	President

DP:

DP INDUSTRIAL, LLC
a Delaware limited liability company

By:	DP Venture Co. LLC,
a Delaware limited liability company
Its:	Manager

By:	DP Promote Co. LLC,
a Delaware limited liability company
Its:	Managing Member

By:	/s/ Aaron Paris
Name:	Aaron Paris
Title:	Authorized Signatory

Purchasing Party hereby signs this Amendment to show that he is bound by the terms of Section 5 of this Amendment in the same manner as IRE.